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As filed with the Securities and Exchange Commission on October 18, 2019

Registration No. 333-234215

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arco Platform Limited
(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

Rua Augusta 2840, 9th floor, suite 91
Consolação, São Paulo—SP
01412-100, Brazil
+55 (11) 3047-2655
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Cogency Global Inc.
10 East 40th Street, 10th Floor
New York, NY 10016
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Manuel Garciadiaz
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

            Emerging growth company    ☒.

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)

Primary Offering:

Class A common shares, par value US$0.00005 per share

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

Subtotal	U.S.$500,000,000	—	U.S.$500,000,000.00	U.S.$64,900.00

Secondary Offering:

Class A common shares, par value US$0.00005 per share	10,981,770	—	U.S.$499,999,988.10	U.S.$64,900.00

Total		—	U.S.$999,999,988.10	U.S.$129,800.00(3)

(1)
The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the 'Securities Act'), and Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued by the registrant pursuant to the registration statement shall not have a maximum aggregate offering price that exceeds US$500,000,000 or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities or that are issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. In addition, up to 10,981,770 Class A common shares may be sold by selling shareholders who are identified in the prospectus forming part of this registration statement.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant and pursuant to Rule 457(c) with respect to the 10,981,770 Class A common shares that may be sold by the selling shareholders. The proposed maximum aggregate offering price of the 10,981,770 Class A common shares to be sold by the selling shareholders is based on the average of the $47.28 (high) and $43.78 (low) sale prices per share of the Class A common shares as reported on the Nasdaq Global Select Market on October 17, 2019, which date is within five business days prior to filing this Registration Statement. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000.00.

(3)
U.S.$ 129,800.00 was previously paid in connection with the filing of this Registration Statement on Form F-3 on October 15, 2019.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling shareholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2019

PROSPECTUS

Arco Platform Limited

(incorporated in the Cayman Islands)

U.S.$500,000,000
Class A Common Shares, Debt Securities, Warrants, Rights and Units offered by the Company and

10,981,770 Class A Common Shares offered by the Selling Shareholders

        Arco Platform Limited, or Arco, may offer from time to time Class A common shares, U.S.$0.00005 par value per share, debt securities, warrants, rights to purchase any of our Class A common shares or any of the other securities offered pursuant to this registration statement or units, separately or together in any combination, in one or more offerings up to U.S.$500,000,000. Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE." The closing price of our Class A common shares, as reported on the Nasdaq Global Select Market on October 17, 2019 was US$43.99.

        In addition, from time to time, any selling shareholders named in a prospectus supplement, or the selling shareholders, may offer and sell from time to time up to 10,981,770 Class A common shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.

        We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference," before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

        The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                                , 2019

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Risk Factors," "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

        You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "Arco" or the "Company," "we," "our," "ours," "us" or similar terms refer to Arco Platform Limited, together with its subsidiaries. The Class A common shares that may be offered using this prospectus are referred to collectively as the securities.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements can be identified by the use of forward-looking words such as "anticipate," "believe," "could," "expect," "should," "plan," "intend," "may," "predict," "continue," "estimate" and "potential," among others.

        Forward-looking statements appear in a number of places and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled "Risk Factors" in this prospectus. These risks and uncertainties include factors relating to:

  •
  general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

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  fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

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  our ability to implement our business strategy;

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  our ability to integrate and realize the synergies from mergers and acquisitions;

  •
  our ability to adapt to technological changes in the educational sector;

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  our ability to enhance our brands;

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  our ability to obtain government authorizations on terms and conditions and within periods acceptable to us;

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  our ability to continue attracting and retaining partner schools;

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  our ability to maintain the academic quality of our programs;

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  the availability of qualified personnel and the ability to retain such personnel;

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  changes in the financial condition of the students enrolling in our partner schools or private schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our partner schools in the primary and secondary education sector;

  •
  our capitalization and level of indebtedness;

  •
  the interests of our controlling shareholder;

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  changes in government regulations applicable to the primary and secondary education industry in Brazil;

  •
  government interventions in the primary or secondary education industry that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to primary and/or secondary educational institutions;

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  a decline in the number of our partner schools or the amount of fees we can charge for our educational platform;

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  our ability to compete and conduct our business in the future;

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  the success of our marketing initiatives, including advertising and promotional efforts;

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  our ability to develop new educational products, services and concepts;

  •
  changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

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  changes in labor, distribution and other operating costs;

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  our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

  •
  other factors that may affect our financial condition, liquidity and results of operations; and

  •
  other risk factors discussed under "Risk Factors."

        Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

 THE COMPANY

        Our mission is to transform the way students learn by delivering high-quality education at scale through technology to private primary and secondary, or K-12, schools. We provide a complete pedagogical system with technology-enabled features to deliver educational content to private schools in Brazil. Our turnkey curriculum solutions provide educational content in both printed and digital formats delivered through our platform to improve the learning process.

        Our principal executive offices are located at Rua Augusta 2840, 9th floor, suite 91, Consolação, São Paulo—SP, 01412-100, Brazil. Our telephone number is +55 (11) 3047-2655. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.arcoeducacao.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report for the fiscal year ended December 31, 2018 on Form 20-F, filed with the SEC on April 17, 2019 and amended on May 2, 2019 (along with any further amendments thereto, or "our 2018 Annual Report"), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. Maples and Calder, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or Brazil against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

        Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        Substantially all of our assets are located outside the United States, in Brazil. In addition, all of the members of our board of directors and our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Cogency Global Inc., with offices at 10 East 40th Street, 10th Floor, New York, NY, 10016, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of an offering of securities.

        We have been advised by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or STJ. That recognition will only be available, pursuant to Articles 963 and 964 of the

Brazilian Code of Civil Procedure (Código de Processo Civil, Law n.13,105, dated March 16, 2015, as amended), if the U.S. judgment:

  •
  complies with all formalities necessary for its enforcement;

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  is issued by a court of competent jurisdiction after proper service of process is made or after sufficient evidence of our absence has been given, as requested under the laws of the United States;

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  is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

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  is final and, therefore, not subject to appeal (res judicata) in the United States;

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  creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

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  is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the Hague Convention. If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

  •
  is accompanied by a translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

  •
  is not contrary to Brazilian national sovereignty or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

        The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

        We believe original actions may be brought in connection with the offering of securities hereunder predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

        In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant's legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

        If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our Class A common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our Class A common shares would be expressed in reais. Under Brazilian exchange control laws, an obligation in Brazil to pay amounts denominated in a currency other than the reais may only be satisfied in Brazilian currency, usually at the exchange rate, as determined by the Central Bank, in effect on the date the judgment is obtained, and such amounts are then usually adjusted to reflect exchange rate variations and monetary restatement through the effective payment date. However, there is no case law on this legal issue. The then prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the Class A common shares. See "Risk Factors."

        We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

        Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

 CAPITALIZATION

        Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

 SELLING SHAREHOLDERS

        The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 10,981,770 Class A common shares (including Class B common shares prior to conversion) held by them. All of these Class A common shares (including Class B common shares prior to conversion) were either acquired before our initial public offering, or IPO, in August 2018 or afterwards prior to the date hereof by our directors and certain members of our management pursuant to our existing share option long-term incentive program.

        The selling shareholders are expected to consist of the founding shareholders, other significant shareholders or our directors and certain members of our management.

        Information about the selling shareholders, where applicable, including their identities, the amount of Class A common shares owned by each selling shareholder prior to the offering, the number of Class A common shares to be offered by each selling shareholder and the amount of Class A common shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling shareholders may not sell any Class A common shares pursuant to this prospectus until we have identified such selling shareholders and the Class A common shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their Class A common shares pursuant to any available exemption from the registration requirements of the Securities Act.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

        We will not receive any proceeds from the sale of Class A common shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

        Arco Platform Limited was incorporated on April 12, 2018, as a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Law (as amended) of the Cayman Islands, or the Companies Law generally.

        Our affairs are governed principally by: (1) Articles of Association; (2) the Companies Law; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

        Our Articles of Association authorize the issuance of up to 500,000,000 Class A common shares and 250,000,000 Class B common shares of our authorized share capital. As of the date of this prospectus, 23,693,776 Class A common shares and 27,658,290 Class B common shares of our authorized share capital were issued, fully paid and outstanding.

        Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE."

        The following is a summary of the material provisions of our authorized share capital and our Articles of Association.

Share Capital

        The Memorandum and Articles of Association authorize two classes of common shares: Class A common shares, which are entitled to one vote per share, and Class B common shares, which are entitled to 10 votes per share and to maintain a proportional ownership interest in the event that additional Class A common shares are issued. Any holder of Class B common shares may convert his or her shares at any time into Class A common shares on a share-for-share basis. The rights of the two classes of common shares are otherwise identical, except as described below. The implementation of this dual class structure was required by Oto Brasil de Sá Cavalcante and Ari de Sá Cavalcante Neto, our principal shareholders, as a condition of undertaking the initial public offering of our common shares. See "—Anti-Takeover Provisions in our Articles of Association—Two Classes of Shares."

        As of the date of this prospectus, Arco had a total issued share capital of US$2,567.60, divided into 51,352,066 common shares. Those common shares are divided into 23,693,776 issued Class A common shares and 27,658,290 Class B common shares.

Treasury Shares

        As of the date of this prospectus, Arco had no shares in treasury.

Issuance of Shares

        Except as expressly provided in Arco's Articles of Association, Arco's board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company's capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Law. In accordance with its Articles of Association, Arco shall not issue bearer shares.

        Arco's Articles of Association provide that at any time that there are Class A common shares in issue, additional Class B common shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits, (2) a merger, consolidation, or other business combination involving the issuance of Class B common shares as full or partial consideration, or (3) an issuance of Class A common shares, whereby holders of the Class B common shares are entitled to purchase a number of Class B common shares that would allow them to maintain their proportional ownership interests in Arco (following an offer by Arco to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership interest in Arco pursuant to Arco's Articles of Association). In light of: (a) the above provisions; (b) the fact that future transfers by holders of Class B common shares will generally result in those shares converting to Class A common shares, subject to limited exceptions as provided in the Memorandum and Articles of Association; and (c) the ten-to-one voting ratio between our Class B common shares and Class A common shares, means that holders of our Class B common shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentration of ownership and voting power will limit or preclude your ability to influence corporate matters for the foreseeable future. For more information see "—Preemptive or Similar Rights."

        Arco's Articles of Association also provide that the issuance of non-voting common shares requires the affirmative vote of a majority of the of then-outstanding Class A common shares.

Fiscal Year

        Arco's fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

        The holders of the Class A common shares and Class B common shares have identical rights, except that (i) the holder of Class B common shares is entitled to 10 votes per share, whereas holders of Class A common shares are entitled to one vote per share, (ii) Class B common shares have certain conversion rights and (iii) the holder of Class B common shares is entitled to maintain a proportional ownership interest in the event that additional Class A common shares are issued. For more information see "—Preemptive or Similar Rights" and "—Conversion." The holders of Class A common shares and Class B common shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.

        Arco's Articles of Association provide as follows regarding the respective rights of holders of Class A common shares and Class B common shares:

  (i)
  Class consents from the holders of Class A common shares or Class B common shares, as applicable, shall be required for any variation to the rights attached to their respective class of shares, however, the Directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;

  (ii)
  the rights conferred on holders of Class A common shares shall not be deemed to be varied by the creation or issue of further Class B common shares and vice versa; and

  (iii)
  the rights attaching to the Class A common shares and the Class B common shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

        As set forth in the Articles of Association, the holders of Class A common shares and Class B common shares, respectively, do not have the right to vote separately if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized Class A common shares and Class B common shares may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Class A common shares and Class B common shares, voting together in a general meeting.

Preemptive or Similar Rights

        The Class A common shares and Class B common shares are not entitled to preemptive rights upon transfer and are not subject to conversion (except as described below under "—Conversion"), redemption or sinking fund provisions.

        The Class B common shares are entitled to maintain a proportional ownership interest in the event that additional Class A common shares are issued. As such, except for certain exceptions, if Arco issues Class A common shares, it must first make an offer to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership interest in Arco. This right to maintain a proportional ownership interest may be waived by the holders of a majority of the Class B common shares.

Conversion

        The outstanding Class B common shares are convertible at any time as follows: (1) at the option of the holder, a Class B common share may be converted at any time into one Class A common share or (2) upon the election of the holders of a majority of the then outstanding Class B common shares, all outstanding Class B common shares may be converted into a like number of Class A common shares. In addition, each Class B common share will convert automatically into one Class A common share upon any transfer, whether or not for value, except for certain transfers described in the Articles of Association, including transfers to affiliates, transfers to and between the Founding Shareholders, their family members and their respective heirs and successors, trusts solely for the benefit of the shareholder or their affiliates, and partnerships, corporations and other entities exclusively owned by the shareholder or their affiliates and certain transfers to organizations that are exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Furthermore, each Class B common share will convert automatically into one Class A common share and no Class B common shares will be issued thereafter if, at any time, the total number of the issued and outstanding Class B common shares is less than 10% of the total number of shares outstanding.

        No class of Arco's common shares may be subdivided or combined unless the other class of common shares is concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

        Except as expressly provided in Arco's Articles of Association, Class A common shares and Class B common shares have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, scheme, arrangement or other business combination requiring the approval of our shareholders entitled to vote thereon (whether or not Arco is the surviving entity), the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B common shares, and the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares. In the event of any (1) tender or exchange offer to acquire any Class A common shares or Class B common shares by any third-party pursuant to an agreement to which Arco is a party, or (2) any tender or exchange offer by Arco to acquire any Class A common shares or Class B common shares, the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B common shares, and the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares.

Record Dates

        For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, Arco's board of directors may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

        As a condition of admission to a shareholders' meeting, a shareholder must be duly registered as a shareholder of Arco at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Arco in respect of the shares that such shareholder holds must have been paid.

        Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per Class A common share and 10 votes per Class B common share.

        As a Cayman Islands exempted company, Arco is not obliged by the Companies Law to call annual general meetings; however, the Articles of Association provide that in each year the company will hold an annual general meeting of shareholders, at a time determined by the board of directors, provided that the board of directors of Arco has the discretion whether or not to hold an annual general meeting in 2020. For the annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors. In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

        Also, Arco may, but is not required to (unless required by the laws of the Cayman Islands), hold extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in São Paulo, Brazil, but may be held elsewhere if the directors so decide.

        The Companies Law provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company's Articles of Association. However, these rights may be provided in a company's Articles of Association. Arco's Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

        Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days' notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

        Arco will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders' meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders' register, or, subject to certain statutory requirements, by electronic means.

        Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for all holders of Class A common shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders' meetings and the exercise of rights of a holder of the Class A common shares.

        A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

        A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Law and our Articles of Association.

        Pursuant to Arco's Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

        If Arco is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between Arco and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between Arco and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between Arco and any person or persons to waive or limit the same, shall apply Arco's property in satisfaction of its liabilities pari passu and subject thereto shall, subject to the rights attaching to any share, distribute the property pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

Changes to Capital

        Pursuant to the Articles of Association, Arco may from time to time by ordinary resolution:

  •
  increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

  •
  convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

  •
  subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

        Arco's shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

        In addition, subject to the provisions of the Companies Law and our Articles of Association, Arco may:

  •
  issue shares on terms that they are to be redeemed or are liable to be redeemed;

  •
  purchase its own shares (including any redeemable shares); and

  •
  make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Law, including out of its own capital.

Transfer of Shares

        Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of Arco may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company's board of directors.

        The Class A common shares are traded on the Nasdaq in book-entry form and may be transferred in accordance with Arco's Articles of Association and Nasdaq's rules and regulations.

        However, Arco's board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

  •
  a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to Arco in respect thereof;

  •
  the instrument of transfer is lodged with Arco, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the common shares transferred are free of any lien in favor of Arco; and

  •
  in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

        If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

        The Companies Law and the Articles of Association permit Arco to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of Arco, subject to the Companies Law, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividend Rights

        We have not adopted a dividend policy with respect to future distributions of dividends. The amount of any distributions will depend on many factors such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and, where applicable, our shareholders. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future.

        Subject to the Companies Law, Arco's shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors. The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Arco. Except as otherwise provided by the rights attached to shares and the Articles of Association of Arco, all dividends shall be paid in proportion to the number of Class A common shares or Class B common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.

        The holders of Class A common shares and Class B common shares shall be entitled to share equally in any dividends that may be declared in respect of Arco's common shares from time to time. In the event that a dividend is paid in the form of Class A common shares or Class B common shares, or rights to acquire Class A common shares or Class B common shares, (1) the holders of Class A common shares shall receive Class A common shares, or rights to acquire Class A common shares, as the case may be; and (2) the holders of Class B common shares shall receive Class B common shares, or rights to acquire Class B common shares, as the case may be.

Appointment, Disqualification and Removal of Directors

        Arco is managed by its board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of four to 11 directors, with the number being determined by a majority of the directors then in office. There are no provisions relating to retirement of directors upon reaching any age limit. The Articles of Association also provide that, while Arco's shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

        The Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed and elected for such term as the resolution appointing him or her may determine or until his or her removal or vacation of office in accordance with the Articles of Association.

        Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders.

        Additions to the existing board (within the limits set pursuant to the Articles of Association) may be made by ordinary resolution of the shareholders.

  Grounds for Removing a Director

        A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

        The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

  Proceedings of the Board of Directors

        The Articles of Association provide that Arco's business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

        Subject to the provisions of the Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate. Board meetings shall be held at least once every calendar quarter and shall take place either in São Paulo, Brazil or at such other place as the directors may determine.

        Subject to the provisions of the Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Arco, including, subject to the Companies Law, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third-party.

Inspection of Books and Records

        Holders of Arco shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent Arco's accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company's website or filing such annual reports as we are required to file with the SEC.

Register of Shareholders

        The Class A common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the shareholders' register as the holder of our Class A common shares.

        Under Cayman Islands law, Arco must keep a register of shareholders that includes:

  •
  the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  •
  the date on which the name of any person was entered on the register as a member; and

  •
  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of shareholders of Arco is prima facie evidence of the matters set out therein (i.e. the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

        If the name of any person is incorrectly entered in or omitted from the register of shareholders, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of Arco, the person or member aggrieved (or any shareholder of Arco, or Arco itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

        Arco is an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  an exempted company's register of shareholders is not open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  an exempted company may register as a limited duration company; and

  •
  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

        Arco is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, Arco intends to continue to comply with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in our Articles of Association

        Some provisions of the Articles of Association may discourage, delay or prevent a change in control of Arco or management that shareholders may consider favorable. In particular, the capital structure of Arco concentrates ownership of voting rights in the hands of the Founding Shareholders. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Arco to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Class A common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Arco. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

  Two Classes of Common Shares

        The Class B common shares of Arco are entitled to 10 votes per share, while the Class A common shares are entitled to one vote per share. Since it owns of all of the Class B common shares of Arco, the Founding Shareholders currently have the ability to elect all directors and to determine the outcome of most matters submitted for a vote of shareholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other shareholders may view as beneficial.

        So long as the Founding Shareholders have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of Arco, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, the fact that Arco has two classes of common shares may have the effect of depriving you as a holder of Class A common shares of an opportunity to sell your Class A common shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of Arco.

  Preferred Shares

        Arco's board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

        Despite the anti-takeover provisions described above, under Cayman Islands law, Arco's board of directors may only exercise the rights and powers granted to them under the Articles of Association, for what they believe in good faith to be in the best interests of Arco.

Protection of Non-Controlling Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of the shares of Arco in issue, appoint an inspector to examine the Company's affairs and report thereon in a manner as the Grand Court shall direct.

        Subject to the provisions of the Companies Law, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding-up order, if the court is of the opinion that this winding up is just and equitable.

        Notwithstanding the U.S. securities laws and regulations that are applicable to Arco, general corporate claims against Arco by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by Arco's Articles of Association.

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Arco, or derivative actions in Arco's name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Arco, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

        Although no shareholders of Arco have formal registration rights, they or entities controlled by them or their permitted transferees will be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC.

Principal Differences between Cayman Islands and U.S. Corporate Law

        The Companies Law was modeled originally after similar laws in England and Wales but does not follow subsequent statutory enactments in England and Wales. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to Arco and the laws applicable to companies incorporated in the United States and their shareholders.

  Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

        For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company's Articles of Association. The plan must be approved by the directors of each constituent company and filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands' court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  Arco is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a takeover offer is made and accepted by holders of 90.0% in value of the shares affected within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

  Shareholders' Suits

        Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

        In principle, Arco itself would normally be the proper plaintiff and as a general rule, whilst a derivative action may be initiated by a minority shareholder on behalf of Arco in a Cayman Islands court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that Arco has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than the Company's board of directors. Examples of circumstances in which derivative actions would be permitted to continue are where:

  •
  a company is acting or proposing to act illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

  Corporate Governance

        Cayman Islands law restricts transactions between a company and its directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors' duties of care and skill and fiduciary duties to the companies which they serve. Under Arco's Articles of Association, a director must disclose the nature and extent of his interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, the interested director may vote in respect of any transaction or arrangement in which he or she is interested. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the directors present at the meeting.

        Subject to the foregoing and our Articles of Association, our directors may exercise all the powers of Arco to vote compensation to themselves or any member of their body in the absence of an independent quorum. Our Articles of Association provide that, in the event a Compensation Committee is established, it shall be made up of such number of independent directors as is required from time to time by the Nasdaq rules (or as otherwise may be required by law). As of the date of this prospectus, we have no intention to establish a Compensation Committee.

        As a foreign private issuer, we are permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, subject to certain requirements. We currently rely, and will continue to rely, on the foreign private issuer exemption with respect to the following rules:

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  Nasdaq Rule 5605(b), which requires that independent directors comprise a majority of a company's board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors.

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  Nasdaq Rule 5605(e)(1), which requires that a company have a nominations committee comprised solely of "independent directors" as defined by Nasdaq. As allowed by the laws of the Cayman Islands, we do not have a nominations committee nor do we have any current intention to establish one.

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  Nasdaq Rule 5605(d) & (e), which require that compensation for our executive officers and selection of our director nominees be determined by a majority of independent directors. As allowed by the laws of the Cayman Islands, we do not have a nomination and corporate governance committee or remuneration committee nor do we have any current intention to establish either.

  Borrowing Powers

        Arco's directors may exercise all the powers of Arco to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of Arco or of any third party. Such powers may be varied by a special resolution of shareholders (requiring a two-thirds majority vote).

  Indemnification of Directors and Executive Officers and Limitation of Liability

        The Companies Law does not limit the extent to which a company's Articles of Association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Arco's Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning Arco or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Arco's directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Directors' Fiduciary Duties

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third-party. However, this obligation may be varied by the company's Articles of Association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Arco's Articles of Association provides that a director must disclose the nature and extent of his or her interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

        A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he or she actually possesses.

        A general notice may be given to the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (2) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to Arco's Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

        In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

  Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's Articles of Association. Arco's Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

  Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, Arco's Articles of Association do not provide for cumulative voting. As a result, the shareholders of Arco are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors

        The office of a director shall be vacated automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his/her office be vacated.

  Transaction with Interested Shareholders

        The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, Arco cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law, Arco may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote). Arco's Articles of Association also give its board of directors authority to petition the Cayman Islands Court to wind up Arco.

  Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Arco's Articles of Association, if the share capital is divided into more than one class of shares, the rights attached to any class may only be varied with the written consent of the holders of two-thirds of the shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

        Also, except with respect to share capital (as described above), alterations to Arco's Articles of Association may only be made by special resolution of shareholders (requiring a two-thirds majority vote).

  Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, Arco's Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote).

  Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by Arco's Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Arco's shares. In addition, there are no provisions in the Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

TAXATION

        Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

        We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

        Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

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  classification as senior or subordinated debt securities;

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  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

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  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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  the designation, aggregate principal amount and authorized denominations;

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  the date or dates on which the principal of the debt securities may be payable;

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  the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

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  the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

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  the place or places where the principal and interest shall be payable;

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  our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

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  our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

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  if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

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  if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

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  whether the debt securities will be issued in the form of global securities;

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  provisions, if any, for the defeasance of the debt securities;

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  any U.S. federal income tax consequences; and

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  other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

        We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

        We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our "senior indebtedness." "Senior indebtedness" is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. "Senior indebtedness" does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

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  subject to applicable law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

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  (i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

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  the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

        We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

        When we use the term "Event of Default" in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

        (1)   default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

        (2)   default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

        (3)   default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

        (4)   the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

        (5)   any other Events of Default that may be set forth in the applicable prospectus supplement.

        If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

        If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

        The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

        We may discharge our obligations under each indenture, except as to:

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  the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

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  substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

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  the rights of holders of the debt securities to receive payments of principal and interest;

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  the rights, obligations and immunities of the trustee; and

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  the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

        when:

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  either:

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  all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

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  all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

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  we have paid or caused to be paid all other sums then due and payable under such indenture; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

        In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance") or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series ("covenant defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

        In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

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  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

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  money in an amount;

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  U.S. government obligations; or

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  a combination of money and U.S. government obligations,

    in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

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  we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

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  no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

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  if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

        We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

 DESCRIPTION OF DEBT WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

        The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

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  the date for determining the persons entitled to participate in the rights distribution;

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  the exercise price for the rights;

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  the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

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  the number of rights issued to each shareholder and the number of rights outstanding, if any;

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  the extent to which the rights are transferable;

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  the date on which the right to exercise the rights will commence and the date on which the right will expire;

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  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

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  anti-dilution provisions of the rights, if any; and

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  any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units that include senior or subordinated debt securities, Class A common shares, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

 PLAN OF DISTRIBUTION

        We and any selling shareholders may sell the securities offered by this prospectus:

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  through or to underwriters;

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  through or to dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of these methods.

        The prospectus supplement relating to any offering will identify or describe:

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  any underwriters, dealers or agents;

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  their compensation;

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  the net proceeds to us;

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  the purchase price of the securities;

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  the public offering price of the securities;

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  any discounts or concessions allowed or reallowed; and

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  confirm any exchange on which the securities will be listed, if any.

Underwriters

        If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Class A common shares short using this prospectus and deliver Class A common shares covered by this prospectus to close out such short positions, or loan or pledge Class A common shares to financial institutions that in turn may sell the Class A common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

        If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we or any selling shareholders may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Cayman Data Protection Privacy Notice

  Scope

        The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands' Data Protection Law, 2017, or the DPL, which came into effect on 30 September 2019. This privacy notice puts investors the Company on notice that through your investment into the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL, or personal data. The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organisational information security measures designed to protect against unauthorised or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterised as a "data controller" for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our "data processors" for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to the Company.

        If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

  What rights do individuals have in respect of personal data?

        Under the DPL, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company's obligation in this respect.

        Individuals have rights under the DPL in certain circumstances. These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

        If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company's responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands' Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

  Contacting the Company

        For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://investor.arcoplatform.com/investor-relations or +55 (11) 3047-2655.

 LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to the validity of the debt securities, warrants, rights and units, and certain legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of Class A common shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder and for the underwriters by a law firm named in the applicable prospectus supplement. Certain other matters of Brazil law will be passed upon for us by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and for the underwriters by a law firm named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of Arco Platform Limited as of and for the years ended December 31, 2018 and 2017, appearing in Arco Platform Limited's Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Arco Platform Limited for the year ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined carve-out financial statements of Positivo Soluções Didáticas as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Class A common shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Arco that it filed pursuant to the rules and regulations of the SEC.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

  •
  Our 2018 Annual Report;

  •
  Our report on Form 6-K furnished to the SEC on July 16, 2019, relating to the appointment of Edward Ruiz as a new member of our board of directors;

  •
  Our report on Form 6-K furnished to the SEC on August 8, 2019, relating to the appointment of Pablo Doberti as a new member of our board of directors;

  •
  Our report on Form 6-K furnished to the SEC on August 28, 2019, relating to our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and the notes thereto;

  •
  Our report on Form 6-K furnished to the SEC on October 15, 2019, relating to (i) the unaudited interim condensed combined carve-out financial statements of Positivo as of June 30, 2019 and for the six months ended June 30, 2019 and 2018, and the notes thereto, (ii) the audited combined carve-out financial statements of Positivo as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, and the notes thereto, and (iii) our unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018 and the notes thereto; and

  •
  With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

        Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Arco Platform Limited
Rua Augusta 2840, 9th floor, suite 91
Consolação, São Paulo—SP
01412-100, Brazil
+55 (11) 3047-2655

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

        The registrant's Articles of Association provide that each director or officer of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys' fees and expenses and amounts paid in settlement and costs of investigation) (collectively "Losses") incurred or sustained by such directors or officers, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person's duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by such director or officer in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Also, the registrant expects to maintain director's and officer's liability insurance covering its directors and officers with respect to general civil liability, including liabilities under the Securities Act, which he or she may incur in his or her capacity as such.

        The form of underwriting agreement to be filed as Exhibits 1.1, 1.2, 1.3 and 1.4 to this registration statement will also provide for indemnification by the underwriters of the registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that these liabilities are caused by information relating to the underwriters that was furnished to us by the underwriters in writing expressly for use in this registration statement and certain other disclosure documents.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement relating to Class A common shares
1.2	*	Form of Underwriting Agreement relating to Debt Securities
1.3	*	Form of Underwriting Agreement relating to Warrants
1.4	*	Form of Underwriting Agreement relating to Rights
1.5	*	Form of Underwriting Agreement relating to Units
3.1	**
Memorandum and Articles of Association of Arco (previously filed as Exhibit 3.1 to Amendment No. 2 to our registration statement on Form F-1 (File No. 333-227007) filed with the SEC on September 17, 2018 and incorporated by reference herein).
4.1	**	Form of Senior Debt Indenture
4.2	**	Form of Subordinated Debt Indenture
4.3	*	Form of Senior Debt Security
4.4	*	Form of Subordinated Note
4.5	*	Form of Warrant Agreement
4.6	*	Form of Rights Agreement
4.7	*	Form of Units Agreement
5.1	**	Opinion of Maples and Calder, Cayman Islands counsel to the registrant, as to the validity of the Class A common shares
5.2	**	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the registrant, as to the validity of the securities (other than the Class A common shares)
10.1	†**
English translation of the Agreement for the Purchase and Sale of Shares and Quotas and other Covenants dated as of May 7, 2019 among Cixares Líbero Vargas, Giem Raduy Guimarães, Lucas Raduy Guimarães, Sofia Guimarães Von Ridder, Samuel Ferrari Lago, Paulo Fernando Ferrari Lago, Thais Susana Ferrari Lago, Ruben Tadeu Coninck Formighieri, Daniela Cesar Formighieri Rigolino, Isabela Cesar Formighieri, Rodrigo Cesar Formighieri, Renato Ribas Vaz, Marcelo Muggiati Vaz, Renato Machado Vaz, Hélio Bruck Rotenberg, Fany Zindeluk Rotenberg, EAS educação S.A., Positivo Soluções Didáticas Ltda., Editora Piá Ltda., Osterreich Investimentos—Participações Societárias S.A., Mendel Investimentos—Participações Societárias S.A., Remare Investimentos—Participações Societárias S.A., Torino Investimentos—Participações Societárias S.A. and Fahe Investimentos—Participações Societárias S.A.
23.1		Consent of Ernst & Young Auditores Independentes S.S.
23.2		Consent of KPMG Auditores Independentes
23.3		Consent of KPMG Auditores Independentes
23.4	**	Consent of Maples and Calder (included in Exhibit 5.1)
23.5	**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	**	Power of Attorney (included on the signature page of the Registration Statement)

Exhibit No.		Document
25.1	***	Form T-1 Statement of Eligibility of Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939
25.2	***	Form T-1 Statement of Eligibility of Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

**
Previously filed.

***
To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†
Portions of this exhibit have been omitted as permitted under Item 601(b)(10) of Regulation S-K.

Item 10.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 of the Exchange Act.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("the Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of São Paulo, Brazil, on October 18, 2019.

Arco Platform Limited
By:	/s/ ARI DE SÁ CAVALCANTE NETO
	Name:	Ari de Sá Cavalcante Neto
	Title:	Chief Executive Officer
By:	/s/ DAVID PEIXOTO DOS SANTOS
	Name:	David Peixoto dos Santos
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ ARI DE SÁ CAVALCANTE NETO Ari de Sá Cavalcante Neto	Chief Executive Officer and Director (principal executive officer)	October 18, 2019
/s/ DAVID PEIXOTO DOS SANTOS David Peixoto dos Santos	Chief Financial Officer (principal financial officer and principal accounting officer)	October 18, 2019
* Oto Brasil de Sá Cavalcante	Chairman	October 18, 2019
* Martin Escobari	Director	October 18, 2019
* Alberto Menache	Director	October 18, 2019
* Edward Ruiz	Director	October 18, 2019

Name	Title	Date

* Pablo Doberti	Director	October 18, 2019

*By:	/s/ ARI DE SÁ CAVALCANTE NETO Ari de Sá Cavalcante Neto, Attorney-in-Fact

/s/ RICHARD ARTHUR Richard Arthur, Assistant Secretary on behalf of Cogency Global Inc.	Cogency Global Inc. Authorized representative in the United States	October 18, 2019